EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Norstan, Inc. (the Company) on Form 10-Q for the period ended October 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned, the President and Chief Executive Officer (Principal Executive Officer) and the Senior Vice President and Chief Financial Officer (Principal Financial Officer), respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Scott G. Christian

Scott G. Christian
President and Chief Executive Officer
(Principal Executive Officer)
December 14, 2004

/s/ Robert J. Vold

Robert J. Vold
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
December 14, 2004